COYNE, BUTTERWORTH & CHALMERS
CHARTERED ACCOUNTANTS

WHEN CALLING PLEASE ASK FOR -
Mr Tate

LUPINS BUSINESS CENTRE
1-3 GREENHILL
WEYMOUTH
DORSET DT4 7SP

Tel: 01305 772458
Fax: 01305 779956
Email: wey@c-b-c.co.uk

Also at Dorchester 01305 263000

Weekdays 9am 5pm

Geoff Turner
Coda Octopus Inc
164 West 25th Street
New York
NY 10001
USA

Our Reference:- 3347/JT/JT

24 July 2007

Dear Mr Turner

Martech Systems (Weymouth) Limited

As independent Chartered Accountants, we hereby consent to the incorporation, by reference in this Form SB-2 Registration Statement, of our report dated December 5, 2006, relating to the financial statements of Martech Systems (Weymouth) Limited and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

Yours sincerely

Coyne Butterworth & Chalmers